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                                                                     Exhibit 3.2
                                  REGULATIONS
                                       OF
                                 BELDEN & BLAKE
                                   CORPORATION

                                   ARTICLE I
                                   ---------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

        SECTION 1. ANNUAL MEETING. The annual meeting of shareholders for the election of directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the directors or by the other person or persons calling the meeting or, in the absence of such designation, at 10:00 o'clock a.m. on the first Monday of the fourth month following the close of the Corporation's fiscal year. At the annual meeting of shareholders, the Corporation shall lay before the shareholders a financial statement in the form required by law.

        SECTION 2. SPECIAL MEETINGS. Special meetings of shareholders may be called by the Chairman of the Board, if any, by the President (or, in the case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, if any), by the directors acting at a meeting, by a majority of the directors acting without a meeting, or by the holders of at least 25% of all shares outstanding and entitled to vote at the meeting.

        SECTION 3. PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the Corporation unless, with respect to meetings called by the directors, the directors determine that the meeting shall be held at some other place within or without the State of Ohio and cause such place to be specified in the notice of the meeting.

        SECTION 4. NOTICE OF MEETING; ADJOURNMENT; WAIVER OF NOTICE.

        (a) A written notice of each annual or special meeting of shareholders, stating the time, place, and purposes of the meeting, shall be given by or at the direction of the President or the Secretary or any other person required or permitted to give the notice, not less than seven days nor more than sixty days before the meeting by personal delivery or mail to each shareholder who is entitled to notice of the meeting and who is a shareholder of record as of the day preceding the date on which notice is given (or as of such other record date as may be fixed by the directors). If mailed, the notice shall be addressed to the shareholder at the address of such shareholder as it appears on the records of the Corporation.

        (b) Upon request in writing delivered either in person or by registered or certified mail to the President or the Secretary by any person or persons entitled to call a meeting of shareholders, the officer receiving the request shall forthwith cause notice of a meeting to be held on a date not less than seven days nor more than sixty days after the receipt of such request,




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as such officer may fix, to be given to each shareholder who is entitled to receive notice. If the notice is not given within 15 days after the delivery or mailing of the request, the persons calling the meeting may fix the time of meeting and give notice as provided in Section 4(a), or cause the notice to be given by any designated representative.

        (c) Notice of the time, place, and purposes of any meeting of shareholders, whether required by law, the Articles of Incorporation, or these Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the shareholder of notice of the meeting.

        SECTION 5. QUORUM; ADJOURNMENT; ACTION BY SHAREHOLDERS.

        (a) The shareholders present in person or by proxy at any meeting of shareholders shall constitute a quorum for the meeting, but no action required to be authorized or taken by the holders of a designated proportion of the shares of any class or of each class may be authorized or taken by a lesser proportion.

        (b) The holders of a majority of the voting shares present at a meeting in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

        (c) At any meeting at which a quorum is present, all matters that come before the meeting shall be determined by the vote of the holders of a majority of the voting shares present at the meeting in person or by proxy, except when a different proportion is required by law, by the Articles of Incorporation, or by these Regulations.

        SECTION 6. ACTION WITHOUT A MEETING. Except as otherwise provided in
Article IX of these Regulations, any action that may be authorized or taken at a meeting of shareholders of the Corporation may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

        SECTION 7. PROXIES.

        (a) A person who is entitled to attend a meeting of the shareholders, to vote at a meeting of the shareholders, or to execute consents, waivers, or releases, may be represented at such meeting or may vote at such meeting, and may execute consents, waivers, and releases, and exercise any of the person's other rights, by proxy or proxies appointed by a writing signed by the person. No appointment of a proxy shall be valid after the expiration of 11 months after it is made unless the writing specifies the date on which it is to expire or the length of time it

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is to continue in force.

        (b) Every appointment of a proxy shall be revocable unless (except to the extent otherwise provided by law) such appointment is coupled with an interest. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the Corporation or by giving notice of revocation to the Corporation in writing or in open meeting. The presence at a meeting of the person appointing a proxy does not revoke the appointment.

        SECTION 8. SHAREHOLDER LIST. Upon request of any shareholder at any meeting of shareholders, the Corporation shall produce at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date, who are entitled to vote, showing their respective addresses and the number and class of shares held by each.

                                   ARTICLE II
                                   ----------

                                   Directors
                                   ---------

        SECTION 1. NUMBER OF DIRECTORS. Until changed in accordance with the provisions of this section, there shall be three directors of the Corporation. The number of directors of the Corporation may be changed: (i) at any meeting of shareholders called for the purpose of electing directors, at which a quorum is present, by the affirmative vote of the holders of a majority of the voting shares of the Corporation present in person or by proxy at the meeting, or (ii) at any meeting of directors at which a quorum is present, by the affirmative vote of a majority of the directors present; provided, however, that in no event shall the number of directors be less than three or, if all of the outstanding shares of the Corporation are owned of record by one or two shareholders, less than the number of shareholders. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

        SECTION 2. ELECTION AND TERM OF OFFICE; RESIGNATIONS. Only persons nominated at a meeting of shareholders at which directors are to be elected are eligible for election as directors. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Each director shall hold office until the annual meeting of shareholders next succeeding the director's election and until the director's successor is elected, or until the earlier resignation, removal from office or death of the director. Any director may resign at any time by oral statement to that effect made at a meeting of the directors or by a writing to that effect delivered to the Secretary. A director's resignation will take effect immediately or at such other time as the director may specify.

        SECTION 3. REMOVAL FROM OFFICE. The directors may remove any director and thereby create a vacancy if by order of court the director has been found to be of unsound mind, if the director is adjudicated a bankrupt, or if within 60 days from the date of the election of

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a director the director does not qualify by accepting in writing the election or by acting at a meeting of the directors. Additionally, all the directors or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power of the Corporation entitling them to elect directors in place of those to be removed. If a director is removed by the vote of the shareholders, a new director may be elected at the same meeting for the unexpired term.

        SECTION 4. VACANCIES. The office of a director becomes vacant if the director dies or resigns, or if the director is removed and a director is not elected to fill the unexpired term. A vacancy also exists if the directors increase the authorized number of directors, or if the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors for which provision is made, or if the shareholders fail at any time to elect the whole authorized number of directors. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy for the unexpired term.

                                  ARTICLE III
                                  ------------

              Authority, Meetings, and Committees of the Directors
              ----------------------------------------------------

        SECTION 1. AUTHORITY OF DIRECTORS. Except where the law, the Articles of Incorporation, or these Regulations require action to be authorized or taken by shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the directors.

        SECTION 2. MEETINGS OF THE DIRECTORS.

        (a) An organizational meeting of the directors shall be held immediately following the adjournment of each annual meeting of the shareholders of the Corporation, and notice of the organizational meeting of the directors need not be given unless the meeting will not be held at the same location as the annual meeting of shareholders.

        (b) The directors may provide, by by-law or resolution, for other meetings of the directors. Special meetings of the directors also may be held at any time upon call of the Chairman of the Board, if any, by the President, or by a majority of the directors.

        (c) The organizational meeting of the directors shall be held at the same location as the annual meeting of shareholders unless otherwise set forth in a notice of the meeting. All other meetings of the directors shall be held at the principal office of the Corporation unless the directors determine that a meeting shall be held at some other place within or without the State of Ohio and cause the notice thereof to so state.

        (d) Except as otherwise provided in these Regulations, written notice of

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the time and place of each meeting of the directors shall be given to each director, either by personal delivery or by mail, telegram, or cablegram, at least one day prior to the date of such meeting. The notice need not specify the purposes of the meeting and, unless otherwise specified in the notice, any business may be transacted at any meeting of directors. Notice of a meeting of the directors may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the director of notice of the meeting.

        SECTION 3. QUORUM; ADJOURNMENT; ACTION BY DIRECTORS. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors then in office shall constitute a quorum for filling a vacancy among the directors. Whether or not a quorum is present, a majority of the directors present may adjourn the meeting from time to time. Notice of adjournment of a meeting of directors need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the board, unless the act of a greater number is required by law, the Articles of Incorporation, or these Regulations.

        SECTION 4. ACTION WITHOUT A MEETING. Any action that may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

        SECTION 5. ACTION BY COMMUNICATIONS EQUIPMENT. Directors may participate in a meeting of the directors (or any committee of directors) by means of any communications equipment if all persons participating can hear each other, and such participation shall constitute presence at the meeting.

        SECTION 6. BY-LAWS. The directors may adopt by-laws for their own government that are not inconsistent with law, the Articles of Incorporation, or these Regulations.

        SECTION 7. COMMITTEES OF THE DIRECTORS.

        (a) The directors may create one or more committees of directors, each of which shall consist of not less than three directors, and may authorize the delegation to any such committee of any of the authority of the directors, however conferred, other than the authority of filling vacancies among the directors or in any committee of the directors. In creating any committee of the directors, the directors shall specify a designation by which it shall be known and shall fix its powers and authority.

        (b) The directors may appoint one or more directors as alternate members of any committee of the directors, who may take the place of any absent members or members at

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any meeting of the particular committee.

        (c) Each committee of the directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors.

        (d) An act or authorization of an act by any committee of the directors within the authority delegated to it by the directors shall be as effective for all purposes as the act or authorization of the directors.

        (e) Any committee of the directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

        SECTION 1. OFFICERS. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chairman of the Board and one or more Vice Presidents) and assistant officers as the directors may from time to time determine.

        SECTION 2. ELECTION AND TERM OF OFFICE. The officers shall be elected by the directors. The Chairman of the Board, if one is elected, shall be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers. Each officer shall hold office until the next organizational meeting of the directors following election of the officer or until the earlier resignation, removal from office, or death of the officer. The directors may remove any officer at any time, with or without cause. The directors may fill any vacancy in any office occurring for whatever reason.

        SECTION 3. DUTIES OF OFFICERS. Each officer and assistant officer shall have such duties as may be specified by law or as may be determined by the directors from time to time. In addition to the foregoing, unless otherwise determined by the directors, the following officers shall have the authority and shall perform the duties set forth below:

        (a) CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the directors and, unless that duty has been delegated by the directors to the President or another officer, at all meetings of the shareholders. The general authority of the Chairman of the Board to execute on behalf of the Corporation any contracts, notes, deeds, mortgages, and other papers not requiring specific approval of the directors or the execution of which the directors have not specifically delegated to another individual shall be co-ordinate with

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the authority of the President.

        (b) PRESIDENT. The President shall preside at all meetings of the shareholders and at all meetings of the directors, other than meetings at which the Chairman of the Board, if any, presides in accordance with the provisions of the preceding section. Subject to direction of the directors and to the delegation by the directors to the Chairman of the Board of specific or general executive supervision over the property, business, and affairs of the Corporation, the President shall have general executive supervision over the property, business, and affairs of the Corporation. The President may execute on behalf of the Corporation any contracts, notes, deeds, mortgages, and other papers not requiring specific approval of the directors or the execution of which the directors have not specifically delegated to another individual.

        (c) VICE PRESIDENT. The Vice President, if any, shall perform all of the duties of the President, in case of the President's disability. The authority of the Vice President to execute on behalf of the Corporation any contracts, notes, deeds, mortgages, and other papers not requiring specific approval of the directors or the execution of which the directors have not specifically delegated to another individual shall be co-ordinate with the authority of the President. If more than one Vice President is elected, the Vice President designated by the directors shall perform the duties of the President upon the President's disability. If the directors fail to make such a designation, the Vice President who has held the office of Vice President for the longest consecutive period immediately prior to the President's disability shall perform the duties of the President.

        (d) SECRETARY. The Secretary shall keep the minutes of meetings of the shareholders and the directors. The Secretary shall keep such books as may be required by the directors and shall give notices of meetings of the shareholders and the directors required by law or by these Regulations or otherwise. The Secretary shall have authority to execute certificates attesting to action taken by the shareholders or directors. The Secretary shall have authority to execute all documents requiring the Secretary's signature.

        (e) TREASURER. The Treasurer shall receive and have in his or her charge all money, bills, notes, bonds, securities of other corporations, and similar property belonging to the Corporation, and shall do with this property as may be determined by the directors. The Treasurer shall keep accurate financial accounts and hold records open for the inspection and examination of the directors. The Treasurer shall have authority to execute all documents requiring the Treasurer's signature.

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                                   ARTICLE V
                                   ---------

             Transactions with Directors and Officers; Compensation
             ------------------------------------------------------

         SECTION 1. CERTAIN TRANSACTIONS.

        (a) No contract, action, or transaction shall be void or voidable with respect to the Corporation for the reason that it is between or affects the Corporation and one or more of the directors or officers, or is between or affects the Corporation and any other person in which one or more of the directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of the directors or a committee of the directors that authorizes such contract, action, or transaction, if in any such case any of the following apply:

                (i) The material facts as to the relationship or interest of such person or persons and as to the contract, action, or transaction are disclosed or are known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorizes the contract, action, or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum of the directors or the committee;

                (ii) The material facts as to the relationship or interest of such person or persons and as to the contract, action, or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action, or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action, or transaction; or

                (iii) The contract, action, or transaction is fair as to the Corporation as of the time it is authorized or approved by the directors, a committee of the directors, or the shareholders.

        (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors, or of a committee of the directors, that authorizes the contract, action, or transaction. A director is not an interested director solely because the subject of the contract, action, or transaction may involve or affect a change in control of the Corporation or the continuation of the director in office as a director of the Corporation.

        SECTION 2. APPROVAL AND RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS. Except as otherwise provided by the Articles of Incorporation or by law, any contract, action, or transaction, prospective or past, of the Corporation, of the directors, or of any director or officer

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may he approved or ratified by the affirmative vote of the holders of a majority of the voting power of the Corporation not interested in the contract, action, or transaction, which approval or ratification shall be as valid and binding as though approved or ratified by every shareholder of the Corporation.

        SECTION 3. COMPENSATION. The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, that may include pension, disability, and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.

                                   ARTICLE VI
                                   ----------

                    Limitation of Liability; Indemnification
                    ----------------------------------------

         SECTION 1. LIMITATION OF LIABILITY.

        (a) No person shall be found to have violated any duties to the Corporation as a director of the Corporation in any action brought against the person (including actions involving or affecting any of the following: (i) a change or potential change in control of the Corporation; (ii) a termination or potential termination of the person's service to the Corporation as a director; or (iii) the person's service in any other position or relationship with the Corporation), unless it is proved by clear and convincing evidence that the person did not act in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances.

        (b) In performing any duties to the Corporation as a director, the director shall be entitled to rely on information, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (i) one or more directors, officers, or employees of the Corporation who the director reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the directors upon which the director does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared by the foregoing persons to be unwarranted.

        (c) In determining what a director reasonably believes to be in the best interests of the Corporation, the director shall consider the interests of the shareholders and, in the director's discretion, may consider any of the following: (i) the interests of the Corporation's

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employees, suppliers, creditors, and customers; (ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

        (d) A director shall be liable in damages for any action the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Notwithstanding the foregoing, nothing contained in this paragraph (d) affects the liability of directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

        SECTION 2. THIRD PARTY ACTION INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful.

        SECTION 3. DERIVATIVE ACTION INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

        (a) any claim, issue, or matter as to which the person is adjudged to be

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liable for negligence or misconduct in the performance of the person's duty to the Corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liabilities, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or

        (b) any action or suit in which the only liability asserted against the director is pursuant to Section 1701.95 of the Ohio Revised Code.

        SECTION 4. SUCCESS ON MERITS. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 2 or 3 of this
Article VI, or in defense of any claim, issue, or matter therein, the person shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by the person in connection with the action, suit or proceeding.

        SECTION 5. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under
Section 2 or 3 of this Article VI, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in
Section 2 or 3 of this Article VI. Such determination shall be made as follows:

        (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding;

        (b) if the quorum described in subparagraph (a) of this Section 5 is not obtainable or if a majority vote of a quorum of disinterested director so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years;

        (c) by the shareholders; or

        (d) by the court of common pleas or the court in which the action, suit, or proceeding was brought.

        In the case of an action or suit brought by or in the right of the Corporation under Section 3 of this Article VI, any determination made by the disinterested directors under subparagraph (a) of this Section 5 or by independent legal counsel under subparagraph (b) of this Section 5 shall be communicated promptly to the person who threatened or brought the action or suit, and within ten days after receipt of the notification, the person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the

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reasonableness of such determination.

        SECTION 6. PAYMENT OF EXPENSES IN ADVANCE.

        (a) Unless the only liability asserted against a director in an action, suit, or proceeding referred to in Section 2 or 3 of this Article VI is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by the director in defending the action, suit, or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

                (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and

                (ii) reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

        (b) Expenses, including attorney's fees, incurred by a director or officer in defending any action, suit, or proceeding referred to in Section 2 or 3 of this Article VI, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, if it ultimately is determined that the director is not entitled to be indemnified by the Corporation.

        SECTION 7. NONEXCLUSIVITY. The indemnification authorized by this
Article VI shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles of Incorporation or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        SECTION 8. INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify the person against such liability under this Article VI. Insurance may be purchased from or maintained with a person in

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

which the Corporation has a financial interest.

        SECTION 9. NO LIMITATION. The authority of the Corporation to indemnify persons pursuant to Sections 2 and 3 of this Article VI does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 6, 7 and 8 of this Article
VI. Sections 2 and 3 of this Article VI do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 6, 7 and 8.

        SECTION 10. REFERENCES. As used in Sections 2 through 9 of this Article VI, references to the Corporation include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under these sections with respect to the new or surviving corporation as such person would if such person had served the new or surviving corporation in the same capacity.

                                  ARTICLE VII
                                  -----------

                             Certificate for Shares
                             ----------------------

        SECTION 1. FORM OF CERTIFICATES AND SIGNATURES. Each holder of shares shall be entitled to one or more certificates in the form approved by the directors, signed by the Chairman of the Board, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, which shall certify the number and class of shares of the Corporation held by the shareholder, but no certificate for shares shall be executed or delivered until the shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the Corporation may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a certificate ceases to hold such office before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered.

        SECTION 2. TRANSFER BOOKS. The Corporation may open transfer books in any state for the purpose of transferring shares issued by it, and it may employ agents to keep the records of its shares, or to transfer or to register shares, or both, in any state. If no such transfer agent is appointed by the Corporation to act in the State of Ohio, the Corporation shall keep an office in the State of Ohio at which shares are transferable, and at which the Corporation shall keep books in which are recorded the names and addresses of all shareholders and all transfers of shares.

                                  ARTICLE VIII
                                  ------------

                                 Other Matters
                                 -------------

        SECTION 1. COMPUTATION OF TIME FOR NOTICE. In computing the period of time for giving notice for any purposes under these Regulations, the day on which the notice is given shall be excluded and the day when the act for which notice is given is to be done shall be included. Notice given by mail shall be deemed to have been given when deposited in the mail.

        SECTION 2. AUTHORITY TO TRANSFER AND VOTE SECURITIES. Each officer of the Corporation is authorized to sign the name of the Corporation and to perform all acts necessary to effect on behalf of the Corporation a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation and to issue the necessary powers of attorney. Each officer is authorized, on behalf of the Corporation, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

        SECTION 3. CORPORATE SEAT. The corporate seal of the Corporation shall be circular in form and shall contain the word "seal"; provided, however, that the failure to affix the corporate seal shall not affect the validity of any instrument.

        SECTION 4. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, directors and committees of the directors, and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time.

                                   ARTICLE IX
                                   ----------

                                   Amendments
                                   ----------

        These Regulations may be amended or repealed, or new Regulations adopted: (i) at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (ii) without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. If the Regulations are amended or repealed, or new Regulations are adopted, without a meeting of the shareholders, the Secretary shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon but did not participate in the adoption thereof.

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